EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement"), is entered into this 24th day of November, 2015 by and between FORCE PROTECTION VIDEO EQUIPMENT  CORPORATION, a Florida corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and PAUL FELDMAN (the "Employee").

WHEREAS, the Company desires to employ the Employee as its President and Chief Executive Officer and to enter into an agreement embodying the terms of such employment (this "Agreement") and the Employee desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement; and

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Employee (individually a "Party" and together the "Parties") agree as follows:

1.

DEFINITIONS. The following definitions shall apply to this Agreement, including its exhibits:

a.

 "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

b.

"Base Salary" shall mean the salary provided for in Section 4 or any increased salary granted to the Employee pursuant to Section.

c.

"Board" shall mean the Board of Directors of the Company.

d.

"Cause" shall mean (i) a knowing and material violation of a material requirement of the Company's code of conduct that has consistently resulted in the termination of employment by employees who have committed similar breaches, (ii) conviction of (including a plea of guilty or nolo contendere to) a felony or any crime of theft or moral turpitude or (iii) gross omission or gross dereliction of any statutory or common law duty of loyalty to the Company.

e.

"Code" shall mean the Internal Revenue Code 4001, as amended from time to time.

f.

"Disability" shall mean the Employee's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement for a period of 180 consecutive days or for 270 non-

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consecutive days in any 365-day period.

g.

"Effective Date" shall mean December 1, 2015.

h.

"Good Reason" shall mean a material violation of this Agreement by the Company that is not cured within 10 days of notice of such violation provided by the Employee in accordance with Section 24, including, without limitation, a material reduction in Employee's Base Salary, a material diminution of Employee's duties or responsibilities, a change in reporting structure so that Employee no longer reports to the Board, a failure to elect or re-elect the Employee as President, Chief Employee Officer and a member of the Board as set forth in Section 3, the Board's removal of the Employee as President, Chief Employee Officer or a member of the Board or a failure by the Company to have a successor to all or substantially all its assets and liabilities assume the Company's obligations hereunder, in each case without the Employee's consent.

i.

"Stock" shall mean the Common Stock of the Company.

j.

"Term of Employment" shall mean the period specified in Section 2.

2.

TERM OF EMPLOYMENT. The Term of Employment shall begin on the Effective Date and shall extend until the second anniversary of the Effective Date. Notwithstanding the foregoing, the Term of Employment may be earlier terminated by either Party in accordance with the provisions of Section 12.

3.

POSITION, DUTIES AND RESPONSIBILITIES.

The Employee shall be appointed as President and Chief Executive Officer of the Company on the Effective Date and after such date shall be responsible for the general management of the affairs of the Company. The Employee also shall be elected by the Board to be a member of the Board, effective as of the Effective Date. The Employee, in carrying out his duties under this Agreement, shall report to the Board. During the Term of Employment, the Employee shall devote substantially all his business time and attention to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote its interests.

a.

Nothing herein shall preclude the Employee from (i) serving on the boards of directors of a reasonable number of other corporations subject to the approval of the Board in each case, (ii) serving on the boards of a

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reasonable number of trade associations and/or charitable organizations, (iii) delivering lectures, fulfilling speaking engagements or teaching occasional courses or seminars at educational institutions, (iv) engaging in charitable activities and community affairs   and (v) managing his personal investments and affairs, provided that such activities set forth in this Section 3(b) do not materially interfere with the proper performance of his duties and responsibilities under Section 3(a).

4.

COMPENSATION. The Employee shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of $100,000. The Base Salary shall not be decreased without the Employee's consent. It is expected that the Base Salary will remain at $100,000 until the second anniversary of the Effective Date, but thereafter shall be reviewed annually for increase in the discretion of the Board.

5.

BONUS. The Employee shall be entitled to a bonus or bonuses as shall be awarded from time to time as recommended by the Company’s Compensation Committee and approved by the Company’s Board of Directors.

6.

STOCK OPTIONS.

The Employee shall be entitled to stock options as shall be awarded from time to time as recommended by the Company’s Compensation Committee and approved by the Company’s Board of Directors.

7.

PERFORMANCE AWARDS. The Employee shall be eligible to participate in any future long-term incentive program of the Company in accordance with Company practices (taking into account that the Employee is the senior-most Employee) and taking into account competitive compensation practices generally.

8.

EMPLOYEE BENEFIT PROGRAMS. During the Term of Employment, the Employee shall be entitled to participate, on a basis at least as favorable as provided to other senior-level Employees, in all employee pension and welfare benefit plans and programs made available to the Company's senior-level Employees, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, 401(k), medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time.

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9.

REIMBURSEMENT OF BUSINESS AND OTHER EXPENSES; PERQUISITES; VACATIONS.

a.

The Employee is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Company, subject to documentation.

b.

During the Term of Employment, the Employee shall be entitled to participate in each of the Company's perquisites in accordance with the terms and conditions of such arrangements as they are in effect from time to time for the Company's senior Employees.

c.

The Employee shall be entitled to four (4) weeks paid vacation per year of employment, which shall accrue and otherwise be subject to the Company's vacation policy for senior Employees.

d.

The Employee shall be entitled to a car allowance of $500 per month.

10.

TERMINATION OF EMPLOYMENT.

a.

Termination Due to Death or Disability. In the event the Employee's employment is terminated due to his death or disability, his estate or his beneficiaries, as the case may be, shall be entitled to the following benefits:

i.

Base Salary through the end of this Employment Agreement;

ii.

A pro rata portion of the Employee's annual incentive award  that would have been payable if the Employee had remained employed  through the end of the award year in which Employee's death occurs (i.e., based on actual performance for that award year), which shall be  paid at the time such awards are paid to other senior Employees of the Company;

iii.

All outstanding options, whether or not then exercisable,  shall become fully vested and exercisable upon the date of death and  shall remain exercisable until the end of their originally scheduled  terms;

iv.

All restricted stock awards shall vest and become  non-forfeitable upon the date of death;

v.

The applicable portion of the Incremental Pension, if any, described

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in Section 10(b); and

vi.

Any other benefits payable in accordance with the terms of this  Agreement or any other applicable Company benefit plan or program. Employee's employment shall immediately terminate upon his death, without the requirement to provide notice as provided below.

b.

Termination by the Company for Cause.  A termination for Cause shall not take effect unless the provisions of this paragraph are complied with. The Employee shall be given written notice by the Board of the intention to terminate him for Cause, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based. The Employee shall have ten (10) calendar days after the date of such written notice in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, or if such cure is not possible, the Employee shall then be entitled to a hearing before the Board. Such hearing shall be held within twenty (20) calendar days of such notice to the Employee, provided he requests such hearing within fifteen (15) calendar days after the date the written notice from the Board of the intention to terminate him for Cause is sent in accordance with Section 23. If, within five (5) calendar days following such hearing, the Employee is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause and in such event:

i.

He shall be entitled to Base Salary through the date of termination;

ii.

Any annual incentive plan awards with respect to award years that have not yet been completed shall be forfeited;

iii.

All outstanding options that are not exercisable shall be forfeited;

iv.

All restricted stock awards that have not vested shall be  forfeited; and

v.

He shall be eligible to receive other benefits in accordance with the terms of this Agreement or any other applicable Company benefit plan, program or agreement.

c.

Termination by the Company without Cause or by the Employee with Good Reason.  In the event the Employee's employment is terminated by the Company without Cause, other than due to Disability or death, or by the Employee with Good Reason, the Employee shall be entitled to the same

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benefits as if his employment had been terminated due to death.

d.

Termination of employment by the Employee on his own initiative, In the event the Employee’s employment is terminated by the Employee’s own initiative other than a termination due to death, Disability or Good Reason, shall have the same consequences as a termination for Cause.  A voluntary termination under this Section shall be effective 30 calendar days after prior written notice is received by the Company and shall not be deemed to be a breach of this Agreement.

e.

Consequences of a Change in Control. Upon or after a Change in Control which results in a change in control of the Board of Directors and a change in any of the Employees’ duties and responsibilities, the Employee shall be entitled to the same benefits as if his employment had been terminated due to death.

f.

Consequences of the Company Relocating. In the event the Company relocates its headquarters fifty (50) or more miles away from its present headquarters, and if the Employee did not participate and consent to such relocation, the Employee, at his option, shall be entitled to the same benefits as if his employment had been terminated due to death.

11.

COVENANT NOT TO COMPETE.  For a period of two years from the termination of this Agreement, the Employee will not directly or indirectly:

a.

Enter into or attempt to enter into the "Restricted Business" as that term is defined below.

b.

Induce or attempt to persuade any former, current or future employee, agent, manager, consultant, director, or other participant in the Company’s business to terminate such employment or other relationship in order to enter into any relationship with the Employee, any business organization in which the Employee is a participant in any capacity whatsoever, or any other business organization in competition with the Company's business; or

c.

Use contracts, proprietary information, trade secrets, confidential information, customer lists, mailing lists, goodwill, or other intangible property used or useful in connection with the Company's business.

d.

The term "indirectly," as used above, includes acting as a paid or unpaid director, officer, agent, representative, employee of, or consultant to any enterprise, or acting as a proprietor of an enterprise, or holding any direct or indirect participation in any enterprise as an owner, partner, limited partner, joint venturer, shareholder, or creditor.

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e.

The term "Restricted Business" means business engaged in the sale of security or surveillance equipment, software or related accessories to any governmental agency, both nationally and internationally.

12.

CONFIDENTIALITY. The Employee agrees as follows:

a.

He will not, at any time during the Term of Employment or thereafter, disclose or use any trade secret, proprietary or confidential information of the Company or any subsidiary or affiliate of the Company, obtained during the course of his employment ("Confidential Information"), except (i) as required in the course of such employment or with the written permission of the Company or, as applicable, any subsidiary or Affiliate of the Company, (ii) when disclosure is required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with jurisdiction to order the Employee to disclose or make accessible such information, (iii) to the extent necessary in connection with any other litigation, arbitration or mediation involving this Agreement, including, but not limited to, the enforcement of this Agreement or (iv) as to Confidential Information that becomes generally known to the public or within the relevant trade or industry other than due to the Employee's violation of this Section. The Employee agrees that, if the Employee receives legal process with regard to disclosure of Confidential Information, to the extent not prohibited by law he shall promptly notify the Company and cooperate with the Company in seeking a protective order.

b.

The Employee agrees that at the time of the termination of his employment with the Company, whether at the instance of the Employee or the Company, and regardless of the reasons therefor, she will deliver to the Company, and not keep or deliver to anyone else, any and all notes, files, memoranda, papers and, in general, any and all physical matter containing information, including any and all documents significant to the conduct of the business of the Company or any subsidiary or Affiliate of the Company which are in his possession, except for any documents for which the Company or any subsidiary or Affiliate of the Company has given written consent to removal at the time of the termination of the Employee's employment. Anything herein to the contrary notwithstanding, the Employee shall be entitled to retain (I) papers and other materials of a personal nature, including, but not limited to, photographs, correspondence, personal diaries, calendars and Rolodexes, personal files and phone books, (ii) information exclusively showing his compensation or relating to reimbursement of expenses, (iii) information that she reasonably believes may be needed for tax purposes and (iv) copies of plans,

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programs and agreements relating to his employment, or termination thereof, with the Company.

c.

The Employee agrees that the Company's remedies at law would be inadequate in the event of a breach or threatened breach of this Section; accordingly, the Company shall be entitled, in addition to its rights at law, to an injunction and other equitable relief without the need to post a bond.

13.

RESOLUTION OF DISPUTES. Any controversy, dispute or claim arising under or in connection with this Agreement shall be resolved by third party mediation of the dispute and, failing that, by binding arbitration, to be held in North Carolina, in accordance with the Commercial Arbitration Rules (and not the National Rules for the Resolution of Employee Disputes) of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each Party shall bear his or its own costs of the mediation, arbitration or litigation, except that the Company shall bear all such costs if the Employee prevails in such mediation, arbitration or litigation on any material issue.

14.

INDEMNIFICATION.

a.

If the Employee is made a party, is threatened to be made a party or reasonably anticipates being made a party, to any formal or informal action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer, manager, trustee, representative, consultant or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee, manager, trustee, representative, consultant or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Employee's alleged action in an official capacity while serving as a director, officer, member, employee, manager, trustee, representative, consultant or agent, the Employee shall be promptly indemnified and held harmless by the Company to the fullest extent legally authorized by the Company's certificate of incorporation or bylaws or resolutions of the Board against all cost, expense, liability and loss (including, without limitation, attorney's fees and other professional fees and charges, judgments, fines, interest, expenses of investigation, ERISA  excise taxes or other liabilities or penalties and or other amounts paid or to be paid in settlement) reasonably incurred or suffered by the Employee in connection therewith, or in connection with seeking to enforce his rights under this Section and such indemnification shall continue as to the Employee even if he has ceased to be a officer, director, member, employee, manager, trustee, representative, consultant or agent of the

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Company or other entity and shall inure to the benefit of the Employee's heirs, executors and administrators. The Company shall advance to the Employee all reasonable costs and expenses incurred by him in connection with a Proceeding in accordance with the terms of the Company's applicable policy. Such request shall include an undertaking by the Employee to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses. Nothing in this Agreement shall operate to limit or extinguish any right to indemnification, advancement of expenses, or contribution that the Employee would otherwise have (including, but not limited to, by agreement with the Company or under applicable law).

b.

Neither the failure of the Company (including the Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any Proceeding concerning payment of amounts claimed by the Employee under Section 15(a) that indemnification of the Employee is proper because he has met the applicable standard of conduct, nor a determination by the Company (including the Board, independent legal counsel or stockholders) that the Employee has not met such applicable standard of conduct, shall create a presumption that the Employee has not met the applicable standard of conduct.

c.

During the Employee's employment with the Company and thereafter, the Company agrees to continue and maintain a directors' and officers' liability insurance policy covering the Employee on terms and conditions no less favorable to his in any respect (including, but not limited to, with respect to the period of coverage, scope, exclusions, amounts and deductibles) than the coverage then being provided to any other present or former director or senior Employee of the Company.

15.

ASSIGNABILITY; BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Employee) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred by the Company pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it reasonably can in order to cause such assignee or transferee to expressly assume the liabilities, obligations

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and duties of the Company hereunder. No rights or obligations of the Employee under this Agreement may be assigned or transferred by the Employee other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

16.

REPRESENTATIONS AND WARRANTIES.

a.

The Company represents and warrants that (i) the execution, delivery and performance of this Agreement by the Company has been fully and validly authorized by all necessary corporate action, (ii) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which the Company is a party or by which it is bound and (iii) upon execution and delivery of this Agreement by the Parties, it shall be a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

b.

The Employee represents and warrants that there is no agreement between him and any other person, corporation or organization that could substantially interfere with the performance of his duties and obligations hereunder. In the event the Employee's representation under this is not true and correct in all material respects, this Agreement shall terminate with no further obligations on the part of the Company and all outstanding equity awards granted pursuant hereto shall be immediately forfeited.

17.

ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto. In the event of any inconsistency between any provision of this Agreement and any provision of any plan, program, policy, arrangement, or agreement of the Company or any Affiliate, the  provisions of this Agreement shall control to the extent that they are more favorable to the Employee unless the Employee otherwise agrees. This Agreement supersedes the prior Employment and Co Chairman Agreement between the Company and the Employee and that agreement is hereby void and of no force and effect.

18.

AMENDMENT OR WAIVER. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Employee and an authorized officer of the Company. No waiver by either Party of, or compliance with, any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a

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similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Employee or an authorized officer of the Company, as the case may be.

19.

SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

20.

SURVIVORSHIP. Except as otherwise expressly set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Employee's employment. This Agreement itself (as distinguished from the Employee's employment) may not be terminated by either Party without the written consent of the other Party.

21.

GOVERNING LAW/JURISDICTION. This Agreement shall be governed by and construed and interpreted in accordance with the laws of Florida without reference to principles of conflict of laws.

22.

NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company:

Force Protection Video Equipment Corp.

          140 Iowa Lane

Suite 101

Cary, NC 27511

info@forcevideo.com

With a copy to:

Eric P. Littman

7695 S.W. 104th Street

Miami, FL 33156

littmanlaw@gmail.com

If to the Employee:

Paul Feldman

103 Kingussie Court

Cary, NC 27511

paul@forcevideo.com

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23.

HEADINGS. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

24.

COUNTERPARTS. This Agreement may be executed in two or more  counterparts and such counterparts executed and delivered shall constitute but one and the same instrument. Signatures delivered by facsimile shall be deemed effective for all purposes to the extent permitted under applicable law.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

FORCE PROTECTION VIDEO EQUIPMENT CORP.

By: /s/Paul Feldman

/s/Paul Feldman

    Paul Feldman, President

Paul Feldman

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